EXHIBIT 11.1
                                                       (Page 1 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                                Oct. 1,         Oct 2,
                                                  1994           1993
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,609,857    16,602,148

Less average common and special common shares
 held in the Treasury                           (4,066,602)   (4,066,602)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,543,255    12,535,546

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           187,141        72,206
                                                 ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,730,396    12,607,752
                                                 ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,543,255    12,535,546

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   220,518        79,813

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures             295,594       721,117
                                                 ----------    ----------

                                                13,059,367    13,336,476
                                                 ==========    ==========


Note:      Earnings  per  share calculations for 1993 do  not  include  the effect of convertible debentures (and the reduction in related expense), because the assumed conversion of debentures is anti-dilutive.



EXHIBIT 11.1
                                                       (Page 2 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Nine Months Ended
                                              --------------------------
                                                Oct. 1,        Oct. 2,
                                                  1994           1993
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,609,072    16,597,180

Less average common and special common shares
 held in the Treasury                           (4,066,602)   (4,066,602)
                                                 ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,542,470    12,530,578

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           154,498        73,969
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,696,968    12,604,547
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,542,470    12,530,578

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   168,606        79,813

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures             500,527       721,117
                                                ----------    ----------

                                                13,211,603    13,331,508
                                                ==========    ==========


Note:      Earnings (loss) per share calculations for 1993 do  not  include the effect of convertible debentures (and the reduction in related expense), because the assumed conversion of debentures is anti-dilutive.